Former Coca-Cola Enterprises Executive Terence Fitch Joins MassRoots’ Board of Directors

DENVER, Dec. 10, 2015 (GLOBE NEWSWIRE) -- MassRoots, Inc. (OTCQB:MSRT), one of the largest and fastest growing social networks for cannabis consumers, is pleased to announce that former Coca-Cola Enterprises Executive Terence Fitch has joined MassRoots’ Board of Directors.

Terence Fitch is a seasoned corporate executive with 23 years of marketing, sales and media experience. Mr. Fitch founded Drink Teck, LLC in 2013 and has served as its Chief Executive Officer since that time. Prior to Drink Teck, Mr. Fitch spent 21 years at Coca-Cola Enterprises, where, from 2004 to 2013, he served as the Senior Vice President and General Manager of the Western Region. During this time he was responsible for a team of 13,500 sales, strategy, marketing, operations, manufacturing, supply chain and analytical professionals and accountable for over $4.2 billion in sales. From 1998 to 2002, Mr. Fitch acted as Division Vice President and General Manager for Coca-Cola’s bottling subsidiary and also was the Regional Vice President of Sales and Marketing of Southern California for Coca-Cola Enterprises. Mr. Fitch has a Bachelor of Science in Marketing and Finance from Arizona State University. Mr. Fitch brings a strong understanding of financial reporting and corporate governance matters, along with expertise in enterprise risk management and strategic planning, which we believe will strengthen the Board’s collective qualifications, skills, and experience.

“What drew me to the regulated cannabis industry, and to MassRoots in particular, was the opportunity to establish a national brand in a multi-billion dollar market,” stated Terence Fitch. “Here I was, a corporate executive with 23 years of experience, having the exact skill sets the cannabis industry needs most – establishing consumer brands, marketing standardized products and managing a complex supply chain. I am thrilled to be joining MassRoots’ Board and advising their management team.”

“We could not be more excited to have a corporate executive of Terry Fitch’s caliber join MassRoots’ Board of Directors,” stated MassRoots CEO Isaac Dietrich. “We look forward to having him as one of our mentors, helping institute standard operating procedures, formulate national growth strategies, and establish MassRoots as one of the preeminent brands in the cannabis industry.”

MassRoots’ Board now has a majority of independent Directors, which the Company believes satisfies the corporate governance requirements mandated by the Nasdaq. Other members of the MassRoots Board of Directors include Vincent “Tripp” Keber, CEO of Dixie Elixirs, the largest edibles producer in Colorado, and Ean Seeb, Owner of Denver Relief, the oldest continuously operating dispensary in Colorado, and former Chairman of the National Cannabis Industry Association.

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with over 625,000 users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by Fox Business, CNBC, Fortune, BBC, Cannabist and the New York Times. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, potential partnerships, and our related business strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to work with partners of the Company, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including the Amendment to our S-1 Registration Statement filed with the SEC on October 29, 2015. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.